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                              CONSULTING AGREEMENT


         This Agreement, entered into as of                , 1997, acknowledges
and confirms the terms of our corporate finance agreement (the "Agreement") as follows:


         1. Dynamic International, Inc., with its executive offices located at 58 Second Avenue, Brooklyn, New York 11215 (the "Company"), hereby engages Patterson Travis, Inc. (the "Consultant") and Consultant hereby agrees to render services to the Company as its corporate finance consultant, financial advisor and investment banker.

         2. During the term of this Agreement.

         (a) Consultant shall provide advice to, and consult with, the Company concerning financial planning, corporate organization and structure, financial matters in connection with the operation of the business of the Company, private and public equity and debt financing, acquisitions, mergers and other similar business combinations and shall review and advise the Company regarding its overall progress, needs and financial condition. Said advice and consultation shall be

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provided by Consultant to the Company in such form, manner and place as the
Company reasonably requests except that Consultant shall provide such services from its principle place of business during such hours as may be determined by Consultant.

         (b) The services of Consultant are non-exclusive and subject to paragraph 5 hereof, Consultant may render services of the same or similar nature, as herein described, to an entity whose business is in competition with the Company, directly or indirectly.

      3. The Company shall pay to Consultant for its consulting services hereunder the annual sum of Ten Thousand Dollars ($10,000) for the Term (as defined herein), which aggregate amount of Twenty Thousand Dollars ($20,000) shall be paid at closing of the Company's initial public offering ("Closing") pursuant to the Company's registration statement filed with the Securities and Exchange Commission on Form SB-2, File No. 333-25425. The Company will also reimburse Consultant, promptly upon receipt of invoices therefore, for out-of-pocket expenses incurred in connection with its services hereunder. All expenses in excess of $25.00 shall be approved in advance by the Company.


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         4. The term of this Agreement shall be for two years commencing on the
Closing (the "Term").

         5. Consultant will not disclose to any other person, firm, or corporation, nor use for its own benefit, during or after the term of this Agreement, any trade secrets or other information designated as confidential by the Company which is acquired by Consultant in the course of performing services hereunder. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing or pendency of patent applications).

         6. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings, and agreements between the parties. This Agreement cannot be modified or changed, not can any of its provisions be waived, except by written agreement signed by all parties.

         7. This Agreement shall be governed by the laws of the State of New York any dispute arising out of this Agreement

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shall be adjudicated in the courts of the State of New York or in the federal court for the Southern District of New York, and the Company hereby agrees that service of process upon it by registered mail at the address shown in this Agreement shall be deemed adequate and lawful.

         8. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of , 1997.

                                              PATTERSON TRAVIS, INC.



                                              By:
                                                 -----------------------------

                                                 Name:  Judah L. Wernick

                                                 Title: President


ACCEPTED AND AGREED to as of
this     day of        , 1997
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DYNAMIC INTERNATIONAL, LTD.


By:
   ---------------------------

   Name:  Marton B. Grossman

   Title: President



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